1 FOR IMMEDIATE RELEASE Arrow Financial Corporation Completes Strategic Acquisition of Adirondack Bancorp, Inc. GLENS FALLS, N.Y. (July 1, 2026) – Arrow Financial Corporation (NASDAQGS: AROW) (“Arrow” or "AROW"), the parent company of Arrow Bank National Association, today announced the completion of the previously announced strategic acquisition of Adirondack Bancorp, Inc. (“Adirondack”) and its banking subsidiary Adirondack Bank, which was merged with and into Arrow Bank. The combined company has approximately $5.4 billion in total assets, $4.8 billion in total deposits and $4.1 billion in gross loans (based on financial information as of March 31, 2026). This strategic acquisition extends Arrow Bank’s footprint to 57 branches across northeastern New York and into the Mohawk Valley to include Oneida, Herkimer and Franklin counties, while strengthening its commitment to Essex and Clinton counties. David S. DeMarco, Arrow President and CEO, stated, “Today we proudly welcome Adirondack customers, employees and communities to the Arrow Family of Companies. This strategic acquisition brings together two highly complementary community banks with shared values, strong local roots and a commitment to helping individuals, businesses and communities thrive. Together, we are well-positioned to deliver expanded products, services and expertise while maintaining the personalized, community- focused approach that has defined our banks for generations. As Arrow celebrates its 175th anniversary, this milestone reflects our commitment to thoughtful growth expanding our market presence and creating long-term value.” In connection with the closing of the merger, Rocco F. Arcuri Sr., the former President and CEO of Adirondack, has become Senior Vice President, Regional President, Mohawk Valley of Arrow, and was appointed to the Arrow Board of Directors. Arcuri stated, “This marks the beginning of an exciting new chapter for our clients, employees and communities. I am proud to continue serving this market as Regional President and look forward to helping our clients benefit from the products, services and expanded resources that Arrow Bank provides while maintaining the local relationships they value most.” Integration teams will work closely together in the months ahead to ensure a seamless transition. Customers can continue to expect the same personal relationship-based service and local expertise they value today, with additional enhancements and expanded offerings becoming available as integration efforts progress. Beginning July 1, customers will begin to see Arrow Bank branding at Adirondack branch locations and in customer communications. Until the conversion and integration of banking systems to Arrow Bank’s platform later in 2026, customers may continue to see the Adirondack Bank name and logo on certain documents, statements, checks, cards and digital banking platforms during the transition period. Any references to Adirondack Bank after July 1 should be understood to mean Arrow Bank. Additional information about what customers can expect throughout the transition is available at arrowbank.com.

2 About Arrow Financial Corporation Arrow Financial Corporation is a bank holding company headquartered in Glens Falls, New York, providing banking, insurance and wealth management services across northeastern New York and into the Mohawk Valley through its full-service commercial bank Arrow Bank National Association. Arrow Bank, celebrating its 175th anniversary throughout 2026, provides a broad range of financial products, including online and mobile banking, mortgages, commercial loans, investments and more. Other subsidiaries include an insurance company, Upstate Agency, LLC. Arrow’s common stock is traded on the Nasdaq Global Select under the symbol “AROW.” Visit arrowfinancial.com for more information. Forward-Looking Statements The information contained in this press release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements can sometimes be identified by Arrow's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend." These statements may be "forward- looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication because of various factors, including risks relating to the integration of Adirondack following the merger, changes in economic conditions or interest rates, credit risk, inflation, tariffs, cybersecurity risks, changes in FDIC assessments, bank failures, geopolitical events, difficulties in managing the Arrow’s growth, competition, changes in law or the regulatory environment, and changes in general business and economic trends. Arrow undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This press release should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC. INVESTOR RELATIONS CONTACT: Penko Ivanov Senior EVP, Chief Financial Officer & Treasurer Arrow Financial Corporation (518) 415-4512 penko.ivanov@arrowbank.com MEDIA CONTACTS: Rachael Murray Corporate Communications Professional Arrow Financial Corporation (518) 742-6505 rachael.murray@arrowbank.com Anna Jolly Duval VP, Communications Manager Arrow Financial Corporation (518) 338-6270 anna.duval@arrowbank.com